REGISTRATION AGREEMENT

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                 ADVANCED MARINE ENTERPRISES, INC.

                            ACQUISITION

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                       DATED:  MAY 31, 1996
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                             I N D E X

1.   Purchase and Sale of Shares ...............................1

2.   Representations and Warranties of Investors ...............1
     (a)  Authorization ........................................1
     (b)  Purchase for Own Account for Investment ..............1
     (c)  Understanding of Risks ...............................2
     (d)  Investor's Qualifications ............................2
     (e)  No General Solicitation ..............................2
     (f)  Compliance with Securities Laws ......................2
     (g)  Restrictions on Transfer .............................2
     (h)  Rule 144 .............................................2
     (i)  Legends and Stop-Transfer Orders .....................3

3.   Representations and Warranties of the Company .............3
     (a)  Requisite Power and Authorization ....................3
     (b)  Disclosure Documents .................................4
     (c)  Compliance With Other Agreements .....................4

4.   Registration Rights .......................................4
     (a)  Definitions ..........................................4
     (b)  Form S-3 Registration ................................5
     (c)  Demand Registration ..................................6
     (d)  Piggyback Registration ...............................8
     (e)  Obligations of the Company ..........................10
     (f)  Furnish Information .................................12
     (g)  Delay of Registration ...............................12
     (h)  Indemnification .....................................13
     (i)  "Market Stand-Off" Agreement ........................16
     (j)  Reporting ...........................................16
     (k)  Termination of the Company's Obligations ............16
     (e)  Buy Back Option .....................................16

5.   Miscellaneous. ...........................................17
     (a)  Governing Law .......................................17
     (b)  Further Instruments .................................17
     (c)  Successors; No Other Beneficiaries ..................17
     (d)  Counterparts ........................................17
     (e)  Entire Agreement ....................................17
     (f)  Notices .............................................18
     (g)  Finders' Fee ........................................18
     (h)  Amendments and Waivers ..............................18
     (i)  Severability ........................................18
     (j)  Aggregation of Stock ................................19
     (k)  No Conflicting Agreement ............................19
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                      REGISTRATION AGREEMENT

     This Registration Agreement (the "Agreement") is made and entered into as of May 31, 1996 (the "Effective Date") by and among Nichols Research Corporation, a Delaware corporation (the "Company") and those parties listed on the signature page hereof as "Investors" (who are referred to individually as an "Investor" and collectively as the "Investors").

     In consideration of the above recitals and the mutual covenants made herein, the parties hereby agree as follows:

     1. PURCHASE AND SALE OF SHARES. Pursuant to that certain Stock Purchase Agreement dated May 31, 1996, each Investor has purchased from the Company, and the Company has sold to each Investor, the number of shares of the Company's Common Stock, $0.01 par value, set forth in SCHEDULE 1.3 to the Stock Purchase Agreement (the "Shares"), in consideration of such
Investor's delivery to the Company of Series B common stock of Advance Marine Corporation, Inc. ("AME"). This Agreement is a condition to the closing of the transactions set forth in the Stock Purchase Agreement and any breach of this Agreement shall be deemed to constitute a breach of the Stock Purchase Agreement.

     2.   REPRESENTATIONS  AND  WARRANTIES  OF  INVESTORS.   Each  Investor
represents and warrants, severally, to the Company that:

          (a) AUTHORIZATION. This Agreement constitutes the valid and legally binding obligation of such Investor, enforceable in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors rights generally and equitable remedies, and except as indemnity provisions in the enforcement of Section 4 of this Agreement (relating to registration rights) may be limited by law, and such Investor (if an individual) is over nineteen (19) years of age, and such Investor has full legal capacity, power and authority to enter into and be bound by this Agreement.

          (b) PURCHASE FOR OWN ACCOUNT FOR INVESTMENT. Such Investor is purchasing the Shares for such Investor's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Such Investor has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than such Investor has any beneficial ownership of any of the Shares.

          (c)  UNDERSTANDING OF RISKS.  Such  Investor  is  fully aware of:
(i) the investment risks and merits associated with such Investor's purchase of the Shares and (ii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that such Investor may not be able to sell or dispose of the Shares or use them as collateral for loans).

          (d) INVESTOR'S QUALIFICATIONS. Such Investor is an "accredited" investor as defined under Regulation D under the 1933 Act, and has conducted a due diligence review of the Company of a nature and duration sufficient to make such Investor aware of the general business and financial circumstances of the Company, or by reason of such Investor's business or financial experience, such Investor is capable of evaluating the merits and risk of this investment, has the ability to protect such Investor's own interests in this transaction and is financially capable of bearing a total loss of this investment. Prior to the execution of the Stock Purchase Agreement, such Investor has received and reviewed (i) the materials referred to in Section 3(b) hereof and (ii) this Agreement.

          (e) NO GENERAL SOLICITATION. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

          (f) COMPLIANCE WITH SECURITIES LAWS. Such Investor understands and acknowledges that, in reliance upon the representations and warranties made by Investors herein, the Shares are not being registered with the Securities and Exchange Commission ("SEC" or "Commission") under the 1933 Act and applicable state securities laws, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of the 1933 Act and other applicable state securities laws which impose certain restrictions on such Investor's ability to transfer the Shares.

          (g) RESTRICTIONS ON TRANSFER. Such Investor understands that such Investor may not transfer any Shares unless such Shares are registered under the 1933 Act and qualified under applicable state securities laws or unless exemptions from such registration and qualification requirements are available. Such Investor understands that only the Company may file a registration statement with the SEC.

          (h) RULE 144. In addition, such Investor has been advised that SEC Rule 144 ("Rule 144") promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of two years, and in certain cases three years, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

          (i) LEGENDS AND STOP-TRANSFER ORDERS. Such Investor understands that certificates or other instruments representing any of the Shares acquired by such Investor will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED
     TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     In the event the Company does not receive an opinion of counsel in form and substance satisfactory to the Company with respect to a proposed transfer as specified above, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent with respect to any certificate or other instrument representing Shares.

     3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The Company
hereby represents and warrants to each Investor, severally, that:

          (a) REQUISITE POWER AND AUTHORIZATION. The Company has all necessary corporate power and authority under the laws of the State of Delaware and all other applicable provisions of law to execute and deliver this Agreement, to issue the Shares under the Stock Purchase Agreement and to carry out the provisions of this Agreement. All corporate action on the part of the Board of Directors and shareholders of the Company required for the lawful execution and delivery of this Agreement, and issuance and delivery of the Shares has been duly and effectively taken. Upon execution and delivery, this Agreement will be valid and binding obligations of the Company except as enforcement may be limited by bankruptcy, moratorium and other creditors' rights and by the availability of equitable remedies, and except as the indemnity provisions of Section 4 of this Agreement (relating to registration rights) may be limited by law. The Shares are duly authorized and validly issued, fully paid, non-assessable, and issued in compliance with federal securities laws and the securities laws of the State of Virginia. No stockholder of the Company or other person has any preemptive right of subscription or purchase with respect to the Shares.

          (b) DISCLOSURE DOCUMENTS. Prior to execution of the Stock Purchase Agreement the Company furnished the following financial information to each Investor: (i) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, including the 1995 Annual Report to Shareholders and the Proxy Statement prepared in connection with the annual meeting of shareholders held January 11, 1996; and (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1995, and February 29, 1996.

          (c) COMPLIANCE WITH OTHER AGREEMENTS. Neither the execution and delivery of, nor the performance by the Company of its registration obligations under, nor the consummation of any transaction or execution of any instrument contemplated by, this Agreement or the Shares, has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Company's Bylaws, Certificate of Incorporation, or contracts with shareholders or third parties, state or federal regulations, or judgments or decrees and will not result in acceleration of any debt or result in the imposition of any lien or encumbrance on the property or assets of the Company.

          (d)  FORM S-3 ELIGIBILITY.   The Company is currently eligible to
file Form S-3 with respect to the Registrable Securities.

     4.   REGISTRATION RIGHTS.

          (a)  DEFINITIONS.  For purposes of this Section 4:

               (i) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

               (ii)      "Registrable   Securities"   means   the   Shares,
excluding, however, all Registrable Securities sold by the Investors pursuant to an exemption under the Act.

               (iii) "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities to whom rights under this
Section 4 have been assigned in accordance with this Agreement.

               (iv) "Form S-3" means such form under the 1933 Act as is in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (b)  FORM  S-3  REGISTRATION.   If at any time after  August  31,
1996, the Company receives from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall:

               (i) Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (ii) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4(b): (A) if Form S-3 is not available for such offering by the Holders; (B) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; or (C) if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty
(120) days after receipt of the request of the Holder or Holders under this
Section 4(b), except this provision allowing a delay in the filing of Form S-3 shall not apply in the event of suspension of demand registration rights under Section 4(d)(iii) and 4(i).

               (iii) Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities pursuant to this Section 4(b) as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company will pay the expenses incurred in connection with registration requested pursuant to this Section 4(b), (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees of counsel for the Company. The selling Holder or Holders shall be responsible for their own attorney fees and the fees of other advisors employed by them.

               (iv) The Company is obligated to effect only one (1) such Form S-3 Registration pursuant to this Section 4(b).

          (c)  DEMAND REGISTRATION.

               (i) If the Company receives at any time after August 31, 1996, a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of Registrable Securities (including any related qualifications under or compliance with "blue sky" and other state securities laws), and if, as determined by the Company, such registration is not available on Form S-3 as provided in Section 4(b) above, then the Company will, within ten (10) business days after the receipt thereof, give written notice of such request to all Holders, and effect, as soon as practicable, the registration under the 1933 Act (including any related qualifications under or compliance with "blue sky" and other state securities laws) of all Registrable Securities which the Holders so request to be registered and included in such registration, subject only to the limitations of this
Section 4(c), provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least 50% of all Registrable Securities then outstanding.

               (ii)      If the Holders initiating the registration request
under this Section 4(c) (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this Section 4(c), and the Company will include such information in the written notice referred to in Section 4(c)(i) hereof. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. The Company will select the underwriter(s) for such registration, after consultation with the Holders of a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 4(c), if the underwriter(s) advise(s) the Company, in writing, that marketing factors require a limitation of the number of securities to be underwritten then the Company will so advise all Holders of Registrable Securities which would otherwise be underwritten, pursuant hereto, and the number of Registrable Securities that may be included in the underwriting will be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders). Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the registration.

               (iii) The Company is obligated to effect only one (1) such demand registrations pursuant to this Section 4(c); provided, however, that in the event of underwriter cutbacks as set forth above, the Company shall be required to effect such additional registrations under this
Section 4(c) or under Section 4(d) as may be required to register the Registrable Securities defined hereunder.

               (iv) Notwithstanding the foregoing, if the Company furnishes to Holders requesting the filing of a registration statement pursuant to this Section 4(c), a certificate signed by the President or Chief Executive Officer of the Company stating that (A) in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company will have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders or (B) the Company intends to have in effect a registration of its own securities within ninety (90) days after the date of such notice from such Holders as set forth in Section 4(c)(i) hereof, then the requesting Holders will withdraw such demand and such demand will not be taken into account for purposes of
Section 4(c)(iii) hereof and the provisions of Section 4(d) hereof will apply to such offering by the Company.

               (v) The expenses incurred in connection with a demand registration pursuant to this Section 4(c), including, without limitation, all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, (but excluding underwriters' discounts and commissions), will be borne by the Company. The selling Holder or Holders shall be responsible for their own attorney fees and the fees of other advisors employed by them. Each Holder participating in a demand registration pursuant to this Section 4(c) will bear its proportionate share of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company will not be required to pay for any expenses of any demand registration proceeding begun pursuant to this
Section 4(c) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities requested to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to the one demand registration right afforded pursuant to this Section 4(c) (in which case all demand registration rights automatically will be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the withdrawing Holders have learned of a material adverse change as compared to the Company's most recent quarterly financial statement in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders will not be required to pay any of such expenses, and all Holders will retain all of their rights pursuant to this Section 4(c).

          (d) PIGGYBACK REGISTRATION. The Company will use its best efforts to notify all Holders of Registrable Securities in writing at least sixty (60) days (but in no event less than twenty (20) days) prior to the Company filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate acquisition or reorganization) and will afford each such Holder an opportunity to include in such registration statement (and any related qualification under or compliance with "blue sky" or other state securities laws) all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of such Holder's Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein, including the registration rights under Section 4(b) and 4(c) hereof.

               (i) If the registration statement under which the Company gives notice under this Section 4(d) is for an underwritten offering, the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 4(d) will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting will be allocated (A) first to the Company, (B) second, to any
(1) Holders or (2) other persons who have piggyback registration rights granted by the Company that are at parity with the rights of the Holders under this Section 4(d) (including without limitation the piggyback registration rights granted by the Company to other persons pursuant to registration rights agreements and, in each case, who request the inclusion of their securities in the registration statement), and (C) third, to any persons with piggyback rights subordinate to those of the Holders who request the inclusion of their securities in the registration statement; PROVIDED, however, that the number of Restricted Securities proposed to be registered by the Holders hereunder may not, without the prior consent of a majority of the Holders of the Registrable Securities proposed to be so registered, be reduced to less than five percent (5%) of the total value of the securities to be distributed through the underwriting. If not all securities of Holders or other persons described in clause (B) above can be included in a registration, the allocation among such Holders and other persons will be on a pro rata basis according to the relation that the number of securities which each such Holder or other person has requested be so included bears to the total number of shares requested by all requesting Holders and such other persons to be included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least five business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

               (ii) The expenses incurred in connection with a piggyback registration pursuant to this Section 4(d) (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" or other state securities registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company will be borne by the Company. The selling Holder or Holders shall be responsible for their own attorney fees and the fees of other advisors employed by them.

               (iii) In the event notice is given by the Company pursuant to this Section 4(d) of piggyback registration rights, the Holders shall not have the right to cause the Company to register their Registrable Securities under Section 4(b) or 4(c) hereof until expiration of a period of time commencing on the date notice of piggyback registration rights is given and ending on a date determined by the Company or an underwriter of securities of the Company in good faith not to exceed one hundred eighty
(180) days following the effective date of the registration statement under the 1933 Act. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder until the end of such period. If the Company abandons or withdraws its Registration statement prior to the effective date thereof, this restriction shall lapse on the date of such withdrawal.

          (e) OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective. Upon the request of the Holders of a majority of the Registrable Securities registered pursuant to Form S-3, the Company will use its best efforts to keep such registration statement effective until the first to occur of (i) two years after the effective date of such registration statement or (ii) the Registrable Securities are eligible for resale under Rule 144 of the 1933 Act. The Company shall notify the Holders thirty (30) days in advance if such registration on Form S-3 shall no longer be effective with respect to the Shares registered thereunder.

               (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

               (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

               (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

               (vi) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event the Company will supplement such registration statement and furnish a copy thereof to each Holder.

               (vii) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               (viii) Qualify the shares registered pursuant hereto for listing on the National Association of Securities Dealers Automated Quotation System.

               (ix) Insure there is a transfer agent and registrar for the shares registered pursuant hereto.

     In addition, each Investor and the underwriter engaged by such Investor, if any, shall be entitled to: (x) subject to execution of a non-disclosure agreement on terms and conditions reasonably acceptable to such Investor and the Company, and at such Investor's expense, conduct such diligence with respect to the business and affairs of the Company as such Investor deems reasonably necessary as a prospective selling shareholder or underwriter of the Registrable Securities, and (y) review and comment on any offering materials, including but not limited to the registration statement and prospectus, which contain information relating to such Investor and its relationship with the Company.

          (f) FURNISH INFORMATION. It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4(b), 4(c) and 4(d) hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as is reasonably required to effect the registration of their Registrable Securities.

          (g) DELAY OF REGISTRATION. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

          (h)  INDEMNIFICATION.   In  the  event any Registrable Securities
are included in a registration statement under Sections 4(b), 4(c) or 4(d) hereof:

               (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, trustees, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, acts, omissions or violations (collectively a "Violation"):

                         (A)  any   untrue   statement  or  alleged  untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (B)  the  omission  or  alleged  omission to state
therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                         (C)  any  violation  or alleged violation  by  the
Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, trustee, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this
Section 4(h)(i) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in
conformity  with  written  information   furnished  expressly  for  use  in
connection with such registration by such Holder, partner, trustee, officer, director, underwriter or controlling person of such Holder.

               (ii) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, trustees, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner, trustee or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, trustee, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 4(h)(ii) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 4(h)(ii) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (iii) Promptly after receipt by an indemnified party under this Section 4(h) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4(h), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party to the extent of such prejudice of any liability to the indemnified party under this Section 4(h), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4(h).

               (iv) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

               (v) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) the indemnified party exercising rights under this Agreement, or any controlling person of any such indemnified party, makes a claim for indemnification pursuant to this Section 4(h) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 4(h) provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such indemnified party or any such controlling person in circumstances for which indemnification is provided under this Section 4(h); then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as determined by law based on the relative fault of each party; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (vi) The obligations of the Company and Holders under this Section 4(h) will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise, and the sale and transfer of the Registrable Securities.

          (i) "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that such Holder will not, to the extent requested in good faith by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities (other than to donees or partners of the Holder who agree to be similarly bound) for up to that period of time (not exceeding 180 days) following the effective date of a registration statement of the Company filed under the 1933 Act as is requested by the managing underwriter(s) of such offering. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

          (j) REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, and to maintain the eligibility of the Company to file Form S-3, the Company will use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act.

          (k) TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company will have no obligations pursuant to Section 4(b), Section 4(c) or Section 4(d) hereof with respect to: (A) any request or requests for registration made by any Holder on a date more than two (2) years after the date hereof; or
(B) any Registrable Securities which in the opinion of counsel to the Company may be sold in a three (3) month period without registration under the 1933 Act pursuant to Rule 144. Notwithstanding the foregoing, the Company will have no obligations pursuant to Section 4(d) hereof with respect to a Holder following the registration of all or part of such Holder's Registrable Securities.

          (e) BUY BACK OPTION. In lieu of registering the Registrable Securities of a Holder pursuant to Section 4(b), (c) or (d) hereof, the Company may purchase all of the Registrable Securities from such Holder at a per share price equal to the average daily per share closing price of the Common Stock of the Company on the National Association of Securities Dealers' Automated Quotation System during the ten (10) trading days following the Company's receipt of such registration request pursuant to
Section 4(b), (c) or (d) above.

     5.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made among residents of, and wholly to be performed within, the State of Delaware, without regard to principles of conflict of laws or choice of laws.

          (b) FURTHER INSTRUMENTS. From time to time, each party hereto will execute and deliver such instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

          (c) SUCCESSORS; NO OTHER BENEFICIARIES. This Agreement will be binding upon and will inure to the benefit of the executors, administrators, legal representatives, heirs, successors, and assigns of the parties hereto; PROVIDED, however, that (i) rights of Investors hereunder may be transferred only in connection with (and to the transferee
of) the Shares purchased by an Investor under the Stock Purchase Agreement, but the Company may prohibit such transfer of rights (but not the transfer of stock) if the transfer to a particular transferee would not, in the good faith judgment of the Company's Board of Directors, be in the Company's best interests, and (ii) any transferee of any Shares affected by this Agreement to whom rights are so transferred (a "Permitted Transferee") will be required, as a condition precedent to acquiring such Shares, to agree in writing to be bound by all the terms and conditions of this Agreement applicable to such Permitted Transferee's transferor, and (iii) upon and after such transfer the Permitted Transferee will be deemed to be a Investor for purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will be effective among the parties signatory hereto upon such counterpart signature by all initial parties hereto.

          (e) ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties regarding the subject matter of this Agreement and supersedes in their entirety any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

          (f)  NOTICES.   Unless  otherwise  provided, notice  required  or
permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of (i) the date of personal delivery, or
(ii) the date of delivery by facsimile, or (iii) the business day after deposit with a nationally-recognized courier or overnight service, including Federal Express or Express Mail, for United States deliveries or three (3) business days after such deposit for deliveries outside of the United States, or (iv) three (3) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth in the stock transfer records of the Company in the case of a Holder and to 4040 South Memorial Parkway, Huntsville, Alabama 35802, in the case of the Company, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All notices for delivery outside the United States will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the President.

          (g) FINDERS' FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this Agreement. Each party agrees to indemnify and to hold the other parties hereto harmless from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such party or any of its officers, partners, employees or representatives is responsible.

          (h) AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular) instance and either retroactively or prospectively), only with the written consent of the Company and by Investors holding at least a majority of all shares held by the Investors. Any amendment or waiver effected in accordance with this Section 5(h) will be binding upon the Company, each Investor, and their permitted transferees and assignees.

          (i) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement to the extent unenforceable and the balance of such provisions, and of this Agreement, will be interpreted as if such provision or part and hereof were so excluded and will be enforceable in accordance with its terms.

          (j) AGGREGATION OF STOCK. All shares of Common Stock held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          (k) NO CONFLICTING AGREEMENT. The Company shall not enter into any agreement without the written consent of the Holders which restricts or impairs the rights of the Holders under this Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              COMPANY:

                              Nichols Research Corporation

                                   Chris H. Horgen
                              By: ____________________________
                              Title: Chief Executive Officer

                              INVESTORS:

                                   Simon Glatz
                              ________________________________
                              Simon Glatz


                                   Simon Glatz
                              ________________________________
                              Simon Glatz as Trustee
                              of the Second Amended & Restated
                              Simon Glatz Revocable Trust

                                    John T. Drewry
                              ________________________________
                              John T. Drewry

                                    Otto P. Jons
                              ________________________________
                              Otto P. Jons


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